EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Repros Therapeutics Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph S. Podolski, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2011	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer
Repros Therapeutics Inc.

A signed original of this written statement required by Section 906 has been provided to Repros Therapeutics Inc. and will be retained by Repros Therapeutics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1